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George Fischer Andrew Speller
georgef@herbalife.com andysp@herbalife.com
213-745-0519	213-745-0474

HERBALIFE TO HOST ANNUAL INVESTOR MEETING

LOS ANGELES, December 16, 2008 – Herbalife Ltd. (NYSE: HLF) is hosting its Annual Investor Meeting today in New York City at the New York Stock Exchange, beginning at noon ET.  Chairman and CEO Michael O. Johnson and other members of Herbalife’s management team will review the company’s current business trends and outlook for 2009.

Johnson will note that the company is at the intersection of health and wealth, offering an attractively priced product to help consumers “trade down” to a more affordable meal and a business opportunity to provide full time or part time income to individuals during one of the most challenging economic times in recent history.

Johnson will confirm previously issued fourth quarter and full year 2008 earnings per share guidance ranges of $0.65 to $0.70(1) and $3.50 to $3.55(1), respectively despite seeing fourth quarter volume that is softer than its previous guidance range. In addition the company has repurchased 2.4 million shares during the fourth quarter of 2008 bringing the cumulative amount of the company’s share repurchases to $503 million. The company has a $600 million share repurchase authorization outstanding.

In addition the company is reaffirming its EPS 2009 guidance range of $3.00 to $3.20(2) reflecting current business trends, current foreign exchange rates, along with the announcement of a restructuring program which will save approximately $42 million annually and was initiated on December 12, 2008.

The meeting will be webcast and available for replay in the investor relations section of Herbalife’s Web site at www.Herbalife.com.

(1) This excludes a potential non-cash charge for the write off of certain deferred tax assets in connection with the company’s ongoing legal entity capital structuring of approximately $6.5 million and excludes the impact of expenses expected to be incurred relating to the company’s restructuring initiatives.

(2) Excludes the impact of expenses expected to be incurred relating to the company’s restructuring initiatives.

About Herbalife Ltd.
Herbalife Ltd. is a global network marketing company that sells weight-management, nutrition, and personal care products intended to support a healthy lifestyle. Herbalife products are sold in 70 countries through a network of over 1.9 million independent distributors. The company supports the Herbalife Family Foundation and its Casa Herbalife program to bring good nutrition to children. Please visit Herbalife Investor Relations for additional financial information.

Disclosure Regarding Forward-Looking Statements

Except for historical information contained herein, the matters set forth in this press release are “forward-looking statements.” All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words, “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” or “anticipate” and any other similar words.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in our filings with the Securities and Exchange Commission. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, among others, the following:

•	adverse publicity associated with our products or network marketing organization;

•	uncertainties relating to interpretation and enforcement of recently enacted legislation in China governing direct selling;

•	our inability to obtain the necessary licenses to expand our direct selling business in China;

•	adverse changes in the Chinese economy, Chinese legal system or Chinese governmental policies;

•	improper action by our employees or international distributors in violation of applicable law;

•	changing consumer preferences and demands;

•	loss or departure of any member of our senior management team which could negatively impact our distributor relations and operating results;

•	the competitive nature of our business;

•	regulatory matters governing our products, including potential governmental or regulatory actions concerning the safety or efficacy of our products, and network marketing program including the direct selling market in which we operate;

•	risks associated with operating internationally, including foreign exchange and devaluation risks;

•	our dependence on increased penetration of existing markets;

•	contractual limitations on our ability to expand our business;

•	our reliance on our information technology infrastructure and outside manufacturers;

•	the sufficiency of trademarks and other intellectual property rights;

•	product concentration;

•	our reliance on our management team;

•	uncertainties relating to the application of transfer pricing, duties, value added taxes and similar tax regulations;

•	taxation relating to our distributors;

•	product liability claims;

•	any collateral impact resulting from the ongoing worldwide financial “crisis”, including the availability of liquidity to us, our customers and our suppliers or the willingness of our customers to purchase products in a recessionary economic environment; and

•	whether we will purchase any of our shares in the open markets or otherwise.

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